EXHIBIT NO. 4

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

Ritchie Bros. Auctioneers Incorporated

We consent to the use of our reports, both dated February 11, 2005, included in this annual report on Form 40-F.

We also consent to the incorporation by reference of such reports in the Registration Statements (Nos. 333 – 65533 and 333 – 71577) on Form S-8 of Ritchie Bros. Auctioneers Incorporated.

/s/ KPMG LLP
Chartered Accountants

Vancouver, Canada
February 11, 2005

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COMMENTS BY AUDITOR FOR THE U.S. READERS
ON CANADA-U.S. REPORTING DIFFERENCE

The Board of Directors

Ritchie Bros. Auctioneers Incorporated

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there is a change in accounting principles that has a material effect on the comparability of the company’s financial statements, such as the change described in Note 2 to the financial statements. Our report to the shareholders dated February 11, 2005 is expressed in accordance with Canadian reporting standards which do not require a reference to such a change in accounting principles in the auditors’ report when the change is properly accounted for and adequately disclosed in the financial statements.

/s/ KPMG LLP
Chartered Accountants

Vancouver, Canada
February 11, 2005

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